Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of MONEY MARKET OBLIGATIONS TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Federated Short-Term U.S. Government Trust, a portfolio of Money Market Obligations Trust, into Government Obligations Fund, also a portfolio of Money Market Obligations Trust, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/S/ John F. Donahue		November 12, 2009
John F. Donahue	Trustee

/S/ J. Christopher Donahue		November 12, 2009
J. Christopher Donahue	President and Trustee
(Principal Executive Officer)

/S/ Richard A. Novak		November 12, 2009
Richard A. Novak	Treasurer
(Principal Financial Officer)

/S/ John T. Conroy, Jr.		November 12, 2009
John T. Conroy, Jr.	Trustee

/S/ Nicholas P. Constantakis		November 12, 2009
Nicholas P. Constantakis	Trustee

/S/ John F. Cunningham		November 12, 2009
John F. Cunningham		Trustee

/S/ Maureen Lally-Green		November 12, 2009
Maureen Lally-Green	Trustee

/S/ Peter E. Madden		November 12, 2009
Peter E. Madden	Trustee

/S/ Charles F. Mansfield, Jr.		November 12, 2009
Charles F. Mansfield, Jr.	Trustee

/S/ R. James Nicholson		November 12, 2009
R. James Nicholson	Trustee

/S/ Thomas M. O’Neill		November 12, 2009
Thomas M. O’Neill	Trustee

/S. John S. Walsh		November 12, 2009
John S. Walsh	Trustee

/S/ James F. Will		November 12, 2009
James F. Will	Trustee